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                                                                    EXHIBIT 10.3

                        PHARMACEUTICAL PRICING AGREEMENT
                  (HEREINAFTER REFERRED TO AS THE "AGREEMENT")

                                    BETWEEN

                   THE SECRETARY OF HEALTH AND HUMAN SERVICES
                  (HEREINAFTER REFERRED TO AS THE "SECRETARY")

                                      and

                                THE MANUFACTURER
                   IDENTIFIED IN SECTION X OF THIS AGREEMENT
               (HEREINAFTER REFERRED TO AS THE "MANUFACTURER")

The Secretary, on behalf of the Department of Health and Human Services, and the Manufacturer for purposes of section 602 of the Veterans Health Care Act of 1992, Pub. L. No.102-585, which enacted section 340B of the Public Health Service Act (hereinafter referred to as "the Act"), 42 U.S.C. 256b, and section 1927 of the Social Security Act, hereby agree to the following:

I. DEFINITIONS

The terms defined in this section will, for the purposes of this agreement, have the meanings specified in the Act and section 1927(k) of the Social Security Act, as interpreted and applied herein:

(a) "AVERAGE MANUFACTURER PRICE (HEREINAFTER REFERRED TO AS THE "AMP")" means the average unit price paid to the Manufacturer for the drug in all states by wholesalers for drugs distributed to the retail pharmacy class of trade, after deducting customary prompt pay discounts (excluding direct sales to hospitals, health maintenance organizations and to wholesalers where the drug is relabeled under the distributor's national drug code number). Federal Supply Schedule prices are not included in the calculation of AMP. AMP includes cash discounts allowed and all other price reductions (other than rebates under section 1927 of the Social Security Act), which reduce the actual price paid. It is calculated as a weighted average of each drug of prices for all the Manufacturer's package sizes for each calendar quarter. Specifically, it is calculated as net sales divided by the numbers of units sold, excluding free goods (i.e., drugs or any other items given away, but not contingent on any purchase requirements). For bundled sales, the allocation of the discount is made


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         proportionately to the dollar value of the units of each drug sold under the bundled arrangements. The AMP for a calendar quarter must be adjusted by the Manufacturer, if cumulative discounts or other arrangements subsequently adjust the prices actually realized.

(b) "BEST PRICE" has the meaning given it in section 1927(c)(1)(C) of the Social Security Act, and section I(d) of the Medicaid Rebate Agreement.

(c) "BUNDLED SALE" refers to the packaging of drugs of different types where the total price for the package is less than the purchase price of the drugs if purchased separately.

(d) "COVERED DRUG" means an outpatient drug as set forth in section 1927(k) of the Social Security Act. For purposes of coverage under the Agreement, all covered outpatient drugs are identified by the Manufacturer's labeler code segment of the NDC number.

(e)      "COVERED ENTITY" means:

         (1) certain Public Health Service grantees, "look alike" Federally Qualified Health Centers and disproportionate share hospitals as described in section 340B(a)(4) of the Act; and

         (2) in the case of a covered entity that is a distinct part of a hospital, the hospital shall not be considered a covered entity unless the hospital is otherwise considered a covered entity, i.e., it meets the requirements of section 340B(a)(4)(L) of the Act, as determined by the Secretary.

(f) "HEALTH CARE FINANCING ADMINISTRATION (HCFA)" means the agency of the Department of Health and Human Services having the delegated authority to administer the Medicaid and Medicare Programs.

(g) "MANUFACTURER" has the meaning as set forth in section 1927(k)(5) of the Social Security Act except that, for purposes of the Agreement, it shall also mean the entity holding legal title to or possession of the NDC number for the covered outpatient drug. The term includes:


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         (1)     any manufacturer who sells outpatient drugs to covered
                 entities, whether or not the Manufacturer participates in the Medicaid rebate program; and

         (2) any contractors which fulfill the responsibilities pursuant to the Agreement unless specifically agreed to by the Secretary.

(h) "MEDICAID REBATE PROGRAM AND MEDICAID REBATE AGREEMENT" mean, respectively, the program, and a signed agreement between the Secretary and the Manufacturer, to implement the provisions of section 1927 of the Social Security Act.

(i) "NATIONAL DRUG CODE (NDC)" means the identifying drug number maintained by the Food and Drug Administration (FDA). For purposes of the Agreement, the NDC number will be used including labeler code (which is assigned by the FDA and identifies the establishment), product code (which identifies the specified product or formulation), and package size code when reporting requested information.

(j) "OVER THE COUNTER DRUG" means a drug that may be sold without a prescription and which is prescribed by a physician (or other persons authorized to prescribe such drugs under State law).

(k)      "QUARTER" means a calendar quarter unless otherwise specified.

(l) "REBATE PERCENTAGE" means an amount (expressed in a percentage) equal to the average total rebate required under section 1927(c) of the Social Security Act with respect to each dosage, form, and strength of a single source or innovator multiple source drug during the preceding calendar quarter; divided by the AMP for such a unit of the drug during such quarter.

(m) "THE SECRETARY" means the Secretary of Health and Human Services, or any successor thereto, or any officer or employee of the Department of Health and Human Services or successor agency to whom the authority to implement this agreement has been delegated.

(n) "UNIT OF THE DRUG" means a drug unit in the lowest identifiable amount (e.g., tablet or capsule for solid


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         dosage forms, milliliter for liquid forms, gram for ointments or creams). The Manufacturer will specify the unit associated with each covered outpatient drug, as part of the submission of data, in accordance with the Secretary's instructions provided pursuant to
         Section II of the Agreement.

(o) "WHOLESALER" means any entity, having a wholesale distributor's license, to which a manufacturer sells the covered outpatient drug, but which does not relabel or repackage the covered outpatient drug.

II.      MANUFACTURER'S RESPONSIBILITIES

Pursuant to requirements under section 340B of the Act, the Manufacturer agrees to the following:

(a) for single source and innovator multiple source drugs, to charge covered entities a PRICE for each unit of the drug that DOES NOT EXCEED an amount equal to the AMP for the covered outpatient drug reported (or which would have been reported had the manufacturer participated in the Medicaid rebate program) to the Secretary in the previous quarter in accordance with the manufacturer's responsibilities under section 1927(b)(3) of the Social Security Act, REDUCED BY THE REBATE PERCENTAGE.

(b) for multiple source, noninnovator multiple source, and over the counter drugs, the AMP is reduced by 11%, as described in 1927(c)(4) of the Social Security Act;

(c)      for those manufacturers that do not have a reporting requirement under section 1927(b)(3) of the Social Security Act for covered outpatient drugs, to submit to the Secretary upon request, a list of such covered outpatient drugs, and the Average Manufacturer Price (AMP), baseline AMP, and the Best Price of such covered outpatient drugs.

(d) to retain all records that may be necessary to provide the information described in paragraph (c) of this section for not less than three years from the date of their creation.


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(e)      to afford the Secretary or his designee reasonable access to records of the Manufacturer relevant to the Manufacturer's compliance with the terms of the Agreement.

(f) to permit HCFA to share AMP and unit rebate amount submitted under the Medicaid Rebate Agreement on covered outpatient drugs with the Secretary or her designee for purposes of carrying out the Agreement.

III.     SECRETARY'S RESPONSIBILITIES

Pursuant to the requirements under section 340B of the Act, the Secretary agrees to the following:

(a) to make available a list of covered entities on an electronic bulletin board, or otherwise, for access by participating manufacturers, covered entities, State Medicaid agencies, and the general public. This information will be updated, to the extent practicable, quarterly and will include a notification of additions to and deletions from the list of covered entities.

(b) With respect to a covered entity that bills Medicaid using a cost basis for drug purchases, to require the entity to submit its pharmacy Medicaid provider number. The Secretary will provide respective State Medicaid agencies with the list of such entities and their Medicaid provider numbers. Based on these provider numbers, the State agencies will create an exclusion file which will exclude data from these entities when generating Medicaid rebate requests.

(c) to notify each covered entity of its eligibility to purchase covered outpatient drugs under the Agreement.

(d) to require each covered entity to retain records of purchases of covered outpatient drugs under the Agreement and of any claims for reimbursement submitted for such drugs under Title XIX of the Social Security Act for not less than three years.

IV.      PENALTY PROVISIONS

(a) If the Secretary determines, after notice and hearing, that a covered entity is in violation of the prohibition on


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         duplicate discounts, provided in section 340B(a)(5)(A) of the Act, or the prohibition on resale or transfer of a drug to a person who is not a patient of the entity, provided in section 340B(a)(5)(B) of the Act, the covered entity shall be liable to the Manufacturer of the covered drug that is the subject of the violation in an amount equal to the reduction in the price of the drug as described in section II(a) of the Agreement.

(b) If the Secretary determines, after notice and hearing, that the Manufacturer has failed to comply with the requirements of the Agreement, has refused to submit reports, or has submitted false information pursuant to the Agreement, the Secretary may require the manufacturer to reimburse the entity for discounts withheld and can also terminate the Agreement. A manufacturer who does not have an agreement with the Secretary pursuant to the Act, will no longer be deemed to meet the requirements of section 1927(a)(5)(A) of the Social Security Act.

V.       EFFECTIVE DATE

The Agreement between the Secretary and the Manufacturer shall be effective retroactive to the later of December 1, 1992, or the date when the manufacturer began selling covered outpatient drugs to covered entities. If the Manufacturer finds that a price adjustment is required, the Manufacturer shall calculate any rebate (or credit) necessary to account for sales and remit the rebate to the entity (or provide for the credit).

VI.      DISPUTE RESOLUTION

(a) If the Manufacturer believes that a covered entity has violated the prohibition against resale or transfer of covered outpatient drugs, section 340B(a)(5)(B), or the prohibition against duplicate discounts or rebates, section 340B(a)(5)(A), and the Manufacturer and the covered entity are unable in good faith to resolve the matter, the Manufacturer may provide written notice of the discrepancy to the Secretary. The Secretary will initiate an informal dispute resolution process. Nothing in this paragraph shall preclude the Manufacturer or the Secretary from exercising such other remedies as may be available by law.

(b) The Manufacturer may challenge the presence of an entity on the list of eligible entities issued by the Secretary. Upon


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         presentation of appropriate information documenting the entity's ineligibility, the Secretary shall take such steps as may be necessary to carry out her obligations under paragraph III(a).

(c) If the Secretary believes that the Manufacturer has not complied with the provisions of the Agreement, or has refused to submit reports, or has submitted false information pursuant to the Agreement, the Secretary, in her discretion, may allow the Manufacturer 60 days to resolve the dispute. If, at the termination of the 60 day period, no resolution has been forthcoming, the Secretary will initiate the notice and hearing process, section IV(b) of the Agreement.

(d) A covered entity's failure to comply with the audit requirement pursuant to section 340B(a)(5)(C) of the Act shall be cause for the Manufacturer to notify the Secretary or his designee and for the Secretary to initiate the dispute resolution process. Such action will not relieve the Manufacturer from its obligation to conform to the pricing requirements as provided in section 340B(a) of the Act and the Agreement.

VII.     CONFIDENTIALITY PROVISIONS

(a) Information disclosed by the Manufacturer in connection with the Agreement, except as otherwise required by law, will not be disclosed by the Secretary or her designee in a form which reveals the Manufacturer, except as necessary to carry out the provisions of section 340B of the Act, and to permit review by the Comptroller
         General.

(b) The Manufacturer will hold audit information obtained from the covered entities confidential. If the Manufacturer receives further information on such data, that information shall also be held confidential. Nothing in this paragraph shall preclude the Manufacturer from making such information available to the Secretary to enable the Secretary to carry out the provisions of section 340B of the Act.

VIII.    NONRENEWAL AND TERMINATION

(a) Unless otherwise terminated by either party pursuant to the terms of the Agreement, the Agreement shall be effective for


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         an initial period of one year, beginning on the date specified in section X of this agreement. It shall be automatically renewed for additional successive terms of one year unless the Manufacturer gives written notice of intent not to renew the Agreement at least 90 days before the end of the applicable period.

(b) The Manufacturer may terminate the Agreement for any reason. Such termination shall become effective the later of the first day of the first calendar quarter beginning 60 days after the Manufacturer gives written notice requesting termination, and the ending date of the term of the Agreement, if notice has been given 90 days before the end of the term.

(c) The Secretary may terminate the Agreement for a violation of the Agreement or other good cause upon 60 days prior written notice to the Manufacturer of the existence of such violation or other good cause. The Secretary shall provide, the Manufacturer, upon request, a hearing concerning the termination, but such hearing shall not delay the effective date of the termination. Disputes arising under a contract between a manufacturer and a covered entity should be resolved according to the terms of that contract. Actions taken by the parties in such disputes are not grounds for termination of the Agreement with the Secretary, except to the extent that there is a violation of the provisions of the Agreement.

(d) If the Agreement is not renewed or is terminated, the Manufacturer is prohibited from entering into another Agreement as provided in section 340B of the Act until a period of one complete calendar quarter has elapsed from the effective date of the termination, unless the Secretary finds good cause for earlier reinstatement.

(e) Any nonrenewal or termination will not affect the ceiling price under paragraph II(a) for any covered outpatient drug purchased before the effective date of termination.

IX.      GENERAL PROVISIONS

(a) Any notice required to be given pursuant to the terms and provisions of the Agreement will be sent in writing.

         (1)     Notice to the Secretary will be sent to:


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                  Health Resources and Services Administration
                           Attn: Drug Pricing Program
                      4350 East West Highway, Room 10-1A1
                            Bethesda, Maryland 20814

         (2) Notice concerning data transfer and information systems issues is to be sent to the same address as listed above (section IX(a)(1) of this Agreement).

         (3) Notice to the Manufacturer will be sent to the address as provided with the Agreement and updated upon Manufacturer notification to the Secretary at the address in the Agreement.

(b) The Manufacturer will be permitted to audit the records of each covered entity -

         (1) that directly pertain to the entity's compliance with the prohibition on -

                 (A) the resale or other transfer of covered outpatient drugs to persons not patients of the entity, section 340B(a)(5)(B), and

                 (B)      duplicate discounts pertaining to the rebate under
                          section 1927 of the Social Security Act, section 340B(a)(5)(A);

         (2) in accordance with procedures established by the Secretary relating to the number, duration, and scope of audits; and

         (3)     at the Manufacturer's expense.

(c) After receiving a list of eligible disproportionate share hospitals, the Manufacturer may verify that the hospital does not purchase covered outpatient drugs through a group purchasing organization or other group purchasing arrangement, as prohibited by section 34OB(a)(4)(L)(iii) of the Act. Subject to verification by the Secretary, any hospital identified as such will not be eligible for the discounted price while participating in such a purchasing arrangement.

(d) No provision in the Agreement shall prohibit the Manufacturer from charging a price for a drug that is lower than the ceiling price as described in section II(a) of the Agreement.


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(e)      In the event of a transfer in ownership of the Manufacturer, the
         Agreement is automatically assigned to the new owner.

(f) Nothing in the Agreement will be construed to require or authorize the commission of any act contrary to law. If any provision of the Agreement is found to be invalid by a court of law, the Agreement will be construed in all respects as if any invalid or unenforceable provisions were eliminated, and without any effect on any other provision.

(g) Nothing in the Agreement shall be construed as a waiver or relinquishment of any legal rights of the Manufacturer or the Secretary under the Constitution, the Act, or Federal laws, or State laws.

(h) The Agreement shall be construed in accordance with Federal common law, and ambiguities shall be interpreted in the manner which best effectuates the statutory scheme.

(i) Except for changes of addresses, the Agreement will not be altered except by an amendment in writing signed by both parties. No person is authorized to alter or vary the terms unless the alteration appears by way of a written amendment, signed by duly appointed representatives of the Secretary and the Manufacturer.

(j) In the event that a due date falls on a weekend or Federal holiday, items will be due on the first business day following that weekend or Federal holiday.
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X.       SIGNATURES

FOR THE SECRETARY OF HEALTH AND HUMAN SERVICES

By:      /s/ CIRO V. SUMAYA
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         TITLE:  Ciro V. Sumaya, M.D., M.P.H.T.M.

                 Administrator

                 Health Resources and Services Administration

         DATE:
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ACCEPTED FOR THE MANUFACTURER

I certify that I have made no alterations, amendments, or other changes to this pricing agreement.

BY:      /s/ George B. Herron
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TITLE:    Vice President Sales and Marketing
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NAME OF MANUFACTURER:     Nexstar Pharmaceuticals Inc.
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MANUFACTURER ADDRESS:     2860 Wilderness Place
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                          Boulder, CO 80301
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PHONE NUMBER:    (303) 546-7676
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MANUFACTURER LABELER CODE(s):     56146
                              ------------------------------------------

CONTACT PERSON:      Anne Hill
                   -----------------------------------------------------

         TITLE:      Sr. Treasury Analyst
                   -----------------------------------------------------

         PHONE NO:   (303) 546-7863
                   -----------------------------------------------------

DATE:    4/30/96
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